UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2005

CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
450 South Orange Avenue, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Form 8-K/A amends the Current Report on Form 8-K of CNL Hotels & Resorts, Inc. (the “Company”) dated June 23, 2005 (the “Initial 8-K”) regarding the sale of 30 non-strategic hotel properties to an affiliate of Ashford Hospitality Trust, Inc. (NYSE: AHT). The sole purpose of this amendment is to provide the pro forma financial information required by Item 9.01(b) of Form 8-K. The information contained in this Form 8-K/A should be read in conjunction with the Initial 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma Financial Information.

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effect of the sale of 30 non-strategic hotel properties on the Company’s historical financial position and operating results. The following unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2005 gives effect to the sale and related specific use of proceeds as if it had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and for the three-month period ended March 31, 2005 give effect to the sale as if it had occurred at the beginning of each period presented.

The unaudited pro forma condensed consolidated balance sheet, statements of operations and notes thereto have been derived from, and should be read in conjunction with, the Company’s historical consolidated financial statements, including the accompanying notes (the “Historical Financial Statements”). The Historical Financial Statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the Company’s Quarterly Reports on Form 10-Q and 10-Q/A for the three-month period ended March 31, 2005, which the Company filed with the Securities and Exchange Commission on March 16, 2005, May 16, 2005 and May 24, 2005, respectively.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the Company would have been had the transactions occurred on the respective dates assumed nor is it necessarily indicative of the Company’s future operating results or consolidated financial position. Nevertheless, the pro forma adjustments reflected in the accompanying unaudited pro forma financial information reflect estimates and assumptions made by the Company's management that it believes to be reasonable and appropriate.

CNL Hotels & Resorts, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2005
(in thousands)

	Historical			Pro Forma
	March 31, 2005	Pro Forma Adjustments		March 31, 2005
ASSETS
Hotel and resort properties, net	$ 4,936,578	$ (412,115)	(a)	$ 4,524,463
Investments in unconsolidated entities	9,003			9,003
Real estate held for sale	2,689			2,689
Cash and cash equivalents	77,393	(429)	(a)	109,812
		455,926	(b)
		(10,500)	(c)
		(412,578)	(d)
Restricted cash	166,747			166,747
Receivables, net	122,405	(7,534)	(a)	114,871
Goodwill	515,192			515,192
Intangibles, net	368,087			368,087
Prepaid expenses and other assets	77,128	(695)	(a)	76,433
Loan costs, net	44,592	(6,636)	(e)	37,956
	$ 6,319,814	$ (394,561)		$ 5,925,253

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$ 3,530,846	$ (410,636)	(d)	$ 3,120,210
Accounts payable and accrued expenses	197,170	(3,922)	(a)	191,306
		(1,942)	(d)
Other liabilities	55,060	(12,836)	(c)	41,887
		(337)	(a)
Due to related parties	2,688			2,688
Membership deposits	220,202			220,202
Total liabilities	4,005,966	(429,673)		3,576,293
Commitments and contingencies
Minority interests	145,106			145,106
Stockholders’ equity:
Preferred stock, without par value.	-			-
Authorized and unissued 1,500 shares
Excess shares, $.01 par value per share.	-			-
Authorized and unissued 31,500 shares
Common stock, $.01 par value per share.
Authorized 225,000 shares; issued 156,869 and 154,975 shares, respectively; outstanding 152,829 and 152,913 shares, respectively	1,529			1,529
Capital in excess of par value	2,739,526			2,739,526
Accumulated distributions in excess of net earnings	(572,334)	35,112	(f)	(537,222)
Accumulated other comprehensive loss	21			21
Total stockholders’ equity	2,168,742	35,112		2,203,854
	$ 6,319,814	$ (394,561)		$ 5,925,253

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2004
(In thousands except per share data)

	Historical			Pro Forma
	December 31, 2004	Pro Forma Adjustments (g)		December 31, 2004
Revenues:
Room	$ 813,350	$ (93,765)		$ 719,585
Food and beverage	324,485	(3,265)		321,220
Other hotel and resort operating departments	166,630	(1,785)		164,845
Rental income from operating leases	30,832	(6,182)		24,650
Interest and other income	6,941	(794)		6,147
	1,342,238	(105,791)		1,236,447
Expenses:
Room	195,843	(22,745)		173,098
Food and beverage	230,125	(2,303)		227,822
Other hotel and resort operating departments	101,047	(888)		100,159
Property operations	257,627	(24,506)		233,121
Repairs and maintenance	58,594	(5,089)		53,505
Hotel and resort management fees	34,669	(3,929)		30,740
Sales and marketing	82,555	(5,684)		76,871
Credit enhancement funding	(23,005)			(23,005)
General operating and administrative	29,702	(165)		29,537
Asset management fees to related party	26,505	(2,577)	(h)	23,928
Depreciation and amortization	180,071	(16,765)		163,306
	1,173,733	(84,651)		1,089,082

Operating profit	168,505	(21,140)		147,365

Interest and loan cost amortization	(178,155)	10,927	(i)	(167,228)
(Loss) on disposal of assets	(1,338)	-		(1,338)
Gain on sale of common stock	9,268	-		9,268
Impairment of equity method investment	(1,275)	-		(1,275)
Gain on hedge termination	3,511	-		3,511
Transaction costs	(11,521)	-		(11,521)
Loss on extinguishment of debt	(17,877)	-		(17,877)

(Loss) income before equity in losses of unconsolidated entities, minority interests and income tax expenses	(28,882)	(10,213)		(39,095)
Equity in losses of unconsolidated entities	(18,469)	-		(18,469)
Minority interests	(8,403)	-		(8,403)

(Loss) income before income tax expenses	(55,754)	(10,213)		(65,967)
Income tax expense	(28,539)	(541)	(j)	(29,080)

Net (loss) earnings from continuing operations	$ (84,293)	$ (10,754)		$ (95,047)

Loss per share of common stock (basic and diluted):	$ (0.57)			$ (0.64)

Weighted average number of shares of common stock outstanding:
Basic and diluted	148,059			148,059

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2005
(In thousands except per share data)

	Historical			Pro Forma
	March 31, 2005	Pro Forma Adjustments (g)		March 31, 2005
Revenues:
Room	$ 254,441	$ (28,572)		$ 225,869
Food and beverage	109,657	(833)		108,824
Other hotel and resort operating departments	61,193	(431)		60,762
Rental income from operating leases	3,184	-		3,184
Interest and other income	922	-		922
	429,397	(29,836)		399,561
Expenses:
Room	57,849	(6,498)		51,351
Food and beverage	70,928	(579)		70,349
Other hotel and resort operating departments	33,680	(228)		33,452
Property operations	71,891	(7,156)		64,735
Repairs and maintenance	16,462	(1,371)		15,091
Hotel and resort management fees	14,674	(2,872)		11,802
Sales and marketing	23,969	(1,567)		22,402
General operating and administrative	6,644	(44)		6,600
Asset management fees to related party	7,366	(644)	(h)	6,722
Depreciation and amortization	53,653	(4,206)		49,447
	357,116	(25,165)		331,951

Operating profit	72,281	(4,671)		67,610

Interest and loan cost amortization	(56,896)	6,320	(i)	(50,576)
Loss on extinguishment of debt	(4,206)	-		(4,206)

Income before equity in losses of unconsolidated entities, minority interests and income tax expenses	11,179	1,649		12,828
Equity in losses of unconsolidated entities	(492)	-		(492)
Minority interests	(1,762)	-		(1,762)

Income before income tax expenses	8,925	1,649		10,574
Income tax expenses	(429)	-		(429)

Net earnings from continuing operations	$ 8,496	$ 1,649		$ 10,145

Earnings per share of common stock (basic and diluted):	$ 0.06			$ 0.07

Weighted average number of shares of common stock outstanding:
Basic and diluted	152,913			152,913

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
As of March 31, 2005 and for the Year Ended December 31, 2004
and for the Three Months Ended March 31, 2005

Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following pro forma adjustments:

(a)
These amounts reflect the elimination of assets and liabilities of the 30 non-strategic hotel properties as if the sale was consummated on March 31, 2005. Other adjustments, as noted below, reflect the receipt of the sale price of $465 million and the use of the cash proceeds to pay down certain indebtedness and pay transaction related costs.

(b)
Cash and cash equivalents have been increased to reflect the net cash proceeds received by the Company at closing (the sale price of $465 million less closing costs and debt repayment penalties of approximately $9 million).

(c)
Cash and cash equivalents have been decreased to reflect the use of $10.5 million to repay a liquidity facility loan (the “LFL”) related to the disposition of the 30 properties. Other liabilities have been decreased to reflect the repayment of the LFL as well as the forgiveness of a $0.5 million threshold guarantee. The principal balance of the LFL was $12.3 million, and the resulting $1.8 million gain on the repayment of the LFL and the $0.5 million gain on the forgiveness of the threshold guarantee are included in the calculation of the net gain on the sale of the 30 properties referred to in note (f) below.

(d)
Cash and cash equivalents have been decreased to reflect use of the net cash proceeds received by the Company at closing to pay down existing mortgages and other notes payable. Mortgages and other notes payable have been reduced to reflect the reduction in debt due to the repayment. Accounts payable and accrued expenses have been reduced to reflect the pay down of accrued interest expense related to the mortgages repaid.

(e)
Loan costs have been decreased to reflect the write-off of the unamortized deferred loan costs related to the mortgages and other notes payable that were repaid with proceeds from the sale of the 30 properties.

(f)	Accumulated distributions in excess of net income has been increased to reflect the net gain on the sale as follows (in thousands):

Sale price	$ 465,000

Plus:
Gain on credit enhancements settlements	2,336

Less:
Net book value of hotel assets sold	(412,115)
Other assets sold net of liabilities assumed	(4,399)
Debt prepayment penalties	(1,919)
Write-off of unamortized deferred loan costs	(6,636)
Closing costs	(7,155)

Gain on sale of assets	$ 35,112

CNL Hotels & Resorts, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - Continued
As of March 31, 2005 and for the Year Ended December 31, 2004
and for the Three Months Ended March 31, 2005

(g)
Except as described in footnotes (h), (i) and (j), these amounts reflect the elimination of the results of operations for the 30 properties sold from historical financial statement amounts. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the three-month period ended March 31, 2005 give effect to the sale and related use of proceeds as if the sale had occurred as of January 1, 2004. The statements do not include the impact of the gain on the sale of the properties or costs related to the disposition.

(h)
These amounts represent the elimination of asset management fee expenses of $0.6 million and $2.6 million, taken as 0.6% annually of the net book value of the fixed assets for the 30 properties disposed of, during the three months ended March 31, 2005 and the year ended December 31, 2004, respectively. The asset management fees were historically paid by the Company to its advisor, CNL Hospitality Corp., and would not have been incurred as a result of the disposition of these assets.

(i)
Interest expense has been reduced to reflect the use of proceeds from the sale to repay existing mortgages and other notes payable of approximately $410.6 million. The Company paid interest at a weighted average interest rate of 5.59 percent and 5.87 percent per year during the year ended December 31, 2004 and the three months ended March 31, 2005, respectively.

(j)	Income tax expense has been increased to reflect the tax benefit generated by certain of the 30 sold properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: September 1, 2005	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and Chief Accounting Officer